UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2019

ENTEST GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-154989	26-3431263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 911 Bao’an Book City Xinqiao Street Central Road, Bao’an District, Shenzhen, China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 86 13709 631109

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 4.01 Changes in Registrant's Certifying Accountant

Previous independent registered public accounting firm

From April 9, 2019 through December 26, 2019 Prager Metis CPAs, LLC ("Prager"), was the independent registered public accounting firm of our company. On December 26, 2019, we notified Prager we were terminating them as our independent certifying accountant.

During their appointment, Prager provided our company with an audit report for the year ended August 31, 2019. The audit report of Prager on our company’s financial statements for the year ended August 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that, the report dated December 18, 2019, contained the following explanatory paragraph:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenues, has negative working capital at August 31, 2019, has incurred recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

From April 9, 2019 to December 26, 2019, there were no disagreements (as defined in Item 304 of Regulation S-K) with Prager on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Prager would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the period of April 9, 2019 to December 26, 2019, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We furnished Prager with a copy of this disclosure, providing Prager with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which he does not agree. A copy of Prager's response is filed as Exhibit 16.1 to this Report.

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New independent registered public accounting firm

On January 6, 2020, we engaged KCCW Accountancy Corp. ("KCCW"), an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with KCCW regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that KCCW concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

16.1	Letter from Prager Metis CPAs, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST GROUP, INC.

/s/ Peiwen Yu
Peiwen Yu
Chief Executive Officer

Date: January 7, 2020

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